Exhibit 99.1

FOR FURTHER INFORMATION:

Lawrence D. Damron

Senior Vice President & Chief Financial Officer

(847) 229-2222

Aksys® Announces the Appointment of Larry Birch
as Senior Vice President and Chief Financial Officer

Lincolnshire, IL – February 28, 2005 — Aksys, Ltd. (NASDAQ: AKSY), a pioneer in innovative dialysis systems, today announced that Larry Birch has joined the Company as a Senior Vice President and will assume the duties of Chief Financial Officer effective March 17, 2005. Larry Damron, the Company’s former CFO, will continue to consult with the management team, assist in the transition of these responsibilities and remain a key member of the Company’s Board of Directors.

Mr. Birch brings to Aksys significant financial expertise and several years of experience in the healthcare arena. He most recently served as a partner of Stratego Partners, a management consulting firm focused on delivering corporate cost savings and cash-flow improvement strategies for its clients. He has served as the chief financial officer for several private and public companies including Seurat, Technology Solutions, Brigade and Gateway Homecare. Additionally, Mr. Birch spent more than a decade at Baxter Healthcare in several financial and management positions. He received a Bachelor of Science from the University of Illinois and an MBA from Northwestern University’s Kellogg Graduate School of Management.

“We are very pleased to have Larry Birch join our management team,” stated Bill Dow, President and Chief Executive Officer of Aksys. “His cost and cash-flow management expertise will be valuable as we move further into the process of commercializing the Personal Hemodialysis System.”

Mr. Birch commented, “Since I first learned of the Aksys story, I’ve been excited about the opportunity to join a company that not only changes the lives of its patients in such a positive way, but also one that stands on the doorstep of commercial success. I look forward to joining the team and contributing to the Company’s future growth and success.”

Dow went on to say, “We have been very fortunate to have Larry Damron’s expertise over the last three years and we look forward to his continuing contribution as a member of our Board. He has been essential in helping us build our balance sheet and in tackling the unique challenges our Company has faced these last few years.”

Mr. Birch has been granted options to purchase 150,000 shares of Aksys stock in connection with his employment, a portion of the grant will vest over a four year period and the remaining amount will vest upon Aksys achieving specified performance goals.

About the Company

Aksys, Ltd. produces hemodialysis products and services for patients suffering from kidney failure. The Company’s lead product, the PHD® System, is a next generation hemodialysis system designed to improve clinical outcomes of patients and reduce mortality, morbidity and the associated high cost of patient care. Further information is available at: http://www.aksys.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These statements are based on our views as of the date they are made with respect to future results or events. Factors that could cause such a difference include, but are not limited to, the following: (i) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (ii) risks related to uncertain unit pricing and product cost, which may not be at levels that permit the Company to be profitable; (iii) risks related to quality control issues and consistency of service applicable to the PHD System; (iv) market, regulatory reimbursement and competitive conditions; (v) risks related to the failure to meet additional development and manufacturing milestones for the PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (vi) our ability to obtain sufficient capital on acceptable terms to run our business; (vii) risks inherent in relying on third parties to manufacture the PHD System; (viii) changes in Quality Systems Requirements; and (ix) risks related to the disposition of our common stock by Durus Life Sciences Master Fund Ltd. and its affiliates. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.

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